CONTACT: Robert Weber

Chief Financial Officer

Hollis-Eden Pharmaceuticals

Telephone: (858) 587-9333

Email: rweber@holliseden.com

Hollis-Eden to Present Interim Data from its Phase I/II Clinical Studies of Apoptone® (HE3235) at Molecular Targets and Cancer Therapeutics Conference

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San Diego, CA - November 12, 2009 - Hollis-Eden Pharmaceuticals, Inc. (Nasdaq: HEPH), will present results of its ongoing human clinical Phase I/II open-label dose-ranging trial with Apoptone® (HE3235) for hormone-resistant prostate cancer (also called castrate-resistant prostate cancer or CRPC) on November 16 at the American Association for Cancer Research - Molecular Targets and Cancer Therapeutics Conference in Boston. Apoptone, a novel steroid that is an analog of part of the dihydrotestosterone metabolic pathway, stimulates ERK1 signal transduction that counter-regulates PI3K, and thereby initiating tumor cell apoptosis. Apoptone has demonstrated activity in animal models of CRPC, the results of which were recently published in the British Journal of Cancer and the journal Neoplasia.

Concurrently with its lead program Apoptone, Hollis-Eden Pharmaceuticals is pursuing clinical development of a second oral small-molecule candidate, Triolex®, from its synthetic steroid library. Triolex decreases macrophage infiltration into fatty tissues and pro-inflammatory processes. The lead indication for Triolex is Type 2 diabetes. A Phase II trial (HE3286-0401) in obese, insulin-resistant diabetic patients is fully enrolled and should be completed in the first quarter of 2010. A Phase I trial (HE3286-0102) to assess safety and early activity in obese insulin-resistant, pre-diabetic subjects is complete, with final analysis in progress. Additional trials were initiated during 2008 in rheumatoid arthritis (RA) and ulcerative colitis (UC).

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James Frincke, Ph.D., Chief Executive Officer of Hollis-Eden Pharmaceuticals commented: "We have reduced our burn rate to enable operations focused on our lead programs to continue into the latter half of 2010. We intend to use data from our ongoing trials to engage with potential corporate partners for the design and funding of late-stage development programs in diseases with high unmet medical need."

Triolex Clinical Program Update

Diabetes

Pre-diabetes Phase I safety tolerance and early activity trial HE3286-0102

This study has completed the planned enrollment of 48 patients and data analysis has been initiated. Preliminary results indicated that Triolex was safe and well-tolerated, and there were no side effects observed such as those seen with testosterone, estrogen, progesterone or glucocorticoids.

Diabetes Phase II two-stage exploratory and confirmatory trial HE3286-0401

This ongoing study in type 2 diabetic patients was undertaken based on promising Triolex activity in insulin-resistant, prediabetic subjects. The original study began in the second half of 2008. The initial exploratory phase included 84 days of treatment with Triolex or placebo along with metformin in patients with uncontrolled HbA1c levels. Activity was found in a subset of diabetics defined with biomarkers as obese, inflamed and insulin-resistant. A confirmatory, placebo-controlled trial was initiated in the second quarter of 2009 in patients dosed only with Triolex or placebo in order to avoid potential confounding effects of metformin on anti-inflammatory activity. The confirmatory stage of the trial is fully enrolled; the last patient is expected to complete the trial in the first quarter of 2010.

Other Inflammatory Diseases

Two exploratory Phase I/II studies were initiated with Triolex in other diseases with an auto-immune inflammatory etiology. The results of these studies, combined with our completed non-clinical long-term toxicology data, will permit proof-of-concept trials in these indications as resources become available.

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Ulcerative colitis Phase I/II safety, tolerance and early activity trial HE3286-0301

This Phase I/II trial explored the safety, tolerability and early signs of activity in chronic UC patients who were experiencing an acute flare in their disease. Patients were dosed for 28 days at 3 dose levels: 5 mg, 10 mg (5 bid) and 20 mg (10 bid) and Triolex was found to be safe and tolerable. Adverse events were mild to moderate and equally divided between Triolex and placebo-treated groups. The study was not powered to show statistically significant activity differences between placebo and drug-treated patients based on disease score changes. There was no clear separation between the placebo and active study arms over a one-month treatment period.

Rheumatoid arthritis Phase I safety, tolerance and drug compatibility study HE3286-0201

This Phase I safety and tolerance study was conducted in RA patients with stable disease that were concurrently taking methotrexate as maintenance therapy. A secondary objective of the study was to learn whether Triolex interfered with the action of methotrexate, which is required for concomitant dosing trials in patients with active disease. Three dose levels of Triolex were given daily to 14 subjects for 28 days along with weekly methotrexate. Three patients were dosed at 10 mg (5 mg bid), three at 20 mg (10 mg bid) and eight at 40 mg (2 mg bid) on an intent-to-treat basis.

Triolex was found to be safe and well tolerated. No disease flares or increased methotrexate toxicity were observed. Most adverse events were mild to moderate. Subject drug exposure remained dose proportional through the higher dose, and no change in methotrexate or Triolex pharmacokinetics was observed.

About Hollis-Eden Pharmaceuticals

Hollis-Eden Pharmaceuticals is a development-stage company with two product candidates in human clinical trials: Apoptone (HE3235), in the dose-escalation portion of a Phase I/II trial of patients with late-stage prostate cancer, and Triolex, in a Phase IIa trial in obese Type 2 diabetes patients. Apoptone and Triolex represent the lead candidates from Hollis-Eden's small molecule platform based on metabolites or synthetic analogs of endogenous steroid hormones. For more information on Hollis-Eden please visit www.holliseden.com.

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This press release contains forward-looking statements within the meaning of the federal securities laws concerning, among other things, the presentation of the results of Hollis-Eden Pharmaceuticals, Inc. ongoing human clinical Phase I/II open-label dose-ranging trial with Apoptone (HE3235) for hormone-resistant prostate cancer (also called castrate-resistant prostate cancer or CRPC) on November 16; the completion of Hollis-Eden's Phase II trial (HE3286-0401) in obese, insulin-resistant diabetic patients in the first quarter of 2010; the continuation of Hollis-Eden's operations focused on its lead programs into the latter half of 2010; Hollis-Eden's use of data from its ongoing trials to engage with potential corporate partners for the design and funding of late-stage development programs; and Hollis-Eden's ability to conduct proof-of-concept trials in other diseases with an auto-immune inflammatory etiology as resources become available. Any statement included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Hollis-Eden's actual results to differ materially from historical results or those expressed or implied by such forward-looking statements. Such statements are subject to certain risks and uncertainties inherent in the Company's business, including, but not limited to: the ability to complete preclinical and clinical trials successfully and within specified timelines, if at all; the ability to obtain regulatory approval for TRIOLEX (HE3286), APOPTONE (HE3235) or any other investigational drug candidate; the Company's future capital needs; the Company's ability to obtain additional funding; the ability of the Company to protect its intellectual property rights and to not infringe the intellectual property rights of others; the development of competitive products by other companies; and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Hollis-Eden undertakes no obligation to update or revise the information contained in this press release as a result of new information, future events or circumstances arising after the date of this press release.

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